Exhibit 99.1
Bath & Body Works Reports Second Quarter 2024 Results

Net Sales of $1.5 Billion, In Line with Guidance
Earnings Per Diluted Share of $0.68; Adjusted Earnings Per Diluted Share of $0.37, Exceeded Guidance
Updates Fiscal Year 2024 Guidance
Increases Full-Year Expected Share Repurchases to $400 million from $300 million

COLUMBUS, Ohio – August 28, 2024 - Bath & Body Works, Inc. (NYSE: BBWI) today reported second quarter 2024 results.
Gina Boswell, CEO of Bath & Body Works, commented, “We delivered net sales in line with our guidance range while adjusted earnings per diluted share exceeded our expectations, as we improved gross margins and executed on our Fuel for Growth initiatives. As we look forward to the rest of the year, we are taking a prudent approach to our outlook and adjusting our full-year guidance given the choppier macroeconomic environment and first half sales trends.
“I’m confident in our strategy and that we are executing the right initiatives to position the business to deliver long-term, sustainable and profitable growth while enhancing shareholder value. While customers continue to be cautious and value-seeking, their response to our newness and innovation has been positive. We are leveraging our agile business model to navigate the dynamic retail environment. We are poised to meet their demand through our good, better, best assortment, which offers exceptionally crafted products and fragrances at price points for everyone. The strength of our high-margin business model and strong cash flow generation enables us to continue investing in our key initiatives, while at the same time returning cash to shareholders through dividends and planned share repurchases.”
Second Quarter 2024 Results
The company reported net sales of $1,526 million for the quarter ended August 3, 2024, a decrease of 2.1% compared to net sales of $1,559 million for the quarter ended July 29, 2023.
The company reported earnings per diluted share of $0.68 for the second quarter 2024, compared to $0.43 for the same period of the prior year. Second quarter operating income was $183 million compared to $188 million last year, and net income was $152 million compared to $99 million last year.
Reported second quarter 2024 results included a $39 million pre-tax gain ($25 million net of tax of $14 million) related to the sales of certain Easton investments and a $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset. Reported second quarter 2023 results included a $9 million pre-tax gain ($7 million net of tax of $2 million) associated with the early extinguishment of debt.
On an adjusted basis to exclude the aforementioned items, earnings per diluted share for the second quarter was $0.37 compared to $0.40 last year, and net income was $83 million compared to $92 million last year.
At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.
2024 Guidance
For fiscal 2024, the company has updated its guidance and now expects net sales to range between a decline of 4% to a decline of 2%, relative to $7,429 million of net sales in fiscal 2023. The 53rd week in fiscal 2023 represents a headwind of approximately 100 basis points to net sales change in fiscal 2024. Full-year 2024 earnings per diluted share is now expected to be between $3.37 and $3.57, compared to earnings per diluted share of $3.84 in 2023. Full-year 2024 adjusted earnings per diluted share is now expected to be between $3.06 and $3.26, compared to adjusted earnings per diluted share of $3.27 in fiscal 2023. The company’s full-year guidance includes the anticipated impact of

$400 million of cash deployed towards share repurchases, which is an increase from the prior expectation of $300 million.
The company expects third quarter 2024 net sales to range between flat to an increase of 2.5%, compared to $1,562 million in the third quarter 2023. We expect the third quarter will benefit by approximately 200 basis points from the shifted fiscal calendar, resulting from the extra week in 2023. Third quarter earnings per diluted share is expected to be between $0.41 and $0.47, compared to earnings per diluted share of $0.52 and adjusted earnings per diluted share of $0.48 in the third quarter 2023.
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its second quarter earnings call at 9:00 a.m. Eastern Daylight Time on August 28. To listen, call 877-407-9219 (international dial‐in number: 201-689-8852). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13748028 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.
ABOUT BATH & BODY WORKS
Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables the company to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at more than 1,870 Company-operated Bath & Body Works locations in the U.S. and Canada and more than 490 international franchised locations to an online storefront at bathandbodyworks.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the seasonality of our business;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•difficulties arising from turnover in company leadership or other key positions;
•the dependence on store traffic and the availability of suitable store locations on appropriate terms;
•our continued growth in part through new store openings and existing store remodels and expansions;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale and other distribution-related partners;
•our direct channel business;
•our ability to protect our reputation and our brand image;
•our ability to attract customers with marketing, advertising, promotional programs and our loyalty program;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch and expand new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•political instability, wars and other armed conflicts, environmental hazards or natural disasters;

•significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
•duties, taxes and other charges;
•legal and regulatory matters;
•volatility in currency exchange rates;
•local business practices and political issues;
•delays or disruptions in shipping and transportation and related pricing impacts;
•disruption due to labor disputes; or
•changing expectations regarding product safety due to new legislation;
•our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;
•the geographic concentration of third-party manufacturing facilities and our distribution facilities in central Ohio;
•our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•the spin-off of Victoria’s Secret may not be tax-free for U.S. federal income tax purposes;
•fluctuations in foreign currency exchange rates;
•fluctuations in product input costs;
•fluctuations in energy costs;
•our ability to adequately protect our assets from loss and theft;
•claims arising from our self-insurance;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•our ability to pay dividends and make share repurchases under share repurchase authorizations;
•shareholder activism matters;
•our ability to maintain our credit ratings;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2023 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings.

For further information, please contact:

Bath & Body Works, Inc.:
Luke Long
InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Second Quarter		Year-to-Date
	2024	2023	2024	2023
Net Sales	$1,526	$1,559	$2,910	$2,955
Costs of Goods Sold, Buying and Occupancy	(900)	(937)	(1,677)	(1,737)
Gross Profit	626	622	1,233	1,218
General, Administrative and Store Operating Expenses	(443)	(434)	(863)	(849)
Operating Income	183	188	370	369
Interest Expense	(77)	(86)	(159)	(175)
Other Income	47	25	61	45
Income Before Income Taxes	153	127	272	239
Provision for Income Taxes	1	28	33	59
Net Income	$152	$99	$239	$180

Net Income per Diluted Share	$0.68	$0.43	$1.06	$0.78

Weighted Average Diluted Shares Outstanding	223	229	225	230

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	August 3, 2024	July 29, 2023
ASSETS
Current Assets:
Cash and Cash Equivalents	$514	$790
Accounts Receivable, Net	146	153
Inventories	863	818
Other	143	132
Total Current Assets	1,666	1,893
Property and Equipment, Net	1,166	1,236
Operating Lease Assets	1,043	1,080
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	143	38
Other Assets	137	155
Total Assets	$4,948	$5,195
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$411	$508
Accrued Expenses and Other	526	518
Current Debt	313	—
Current Operating Lease Liabilities	186	187
Income Taxes	61	—
Total Current Liabilities	1,497	1,213
Deferred Income Taxes	45	168
Long-term Debt	3,881	4,668
Long-term Operating Lease Liabilities	984	1,036
Other Long-term Liabilities	259	264
Total Equity (Deficit)	(1,718)	(2,154)
Total Liabilities and Equity (Deficit)	$4,948	$5,195

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-to-Date
	2024	2023
Operating Activities:
Net Income	$239	$180
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation of Long-lived Assets	142	129
Share-based Compensation Expense	22	18
Gain on Sales of Easton Investments	(39)	—
Loss (Gain) on Extinguishment of Debt	3	(16)
Deferred Income Taxes	(102)	—
Changes in Assets and Liabilities:
Accounts Receivable	78	74
Inventories	(154)	(109)
Accounts Payable, Accrued Expenses and Other	(67)	(87)
Income Taxes Payable	(79)	(107)
Other Assets and Liabilities	(13)	(5)
Net Cash Provided by Operating Activities	30	77

Investing Activities:
Capital Expenditures	(101)	(178)
Proceeds from Sales of Easton Investments	50	—
Other Investing Activities	11	2
Net Cash Used for Investing Activities	(40)	(176)

Financing Activities:
Payments for Long-term Debt	(202)	(182)
Repurchases of Common Stock	(248)	(48)
Dividends Paid	(90)	(92)
Tax Payments related to Share-based Awards	(15)	(9)
Other Financing Activities	(5)	(12)
Net Cash Used for Financing Activities	(560)	(343)

Net Decrease in Cash and Cash Equivalents	(570)	(442)
Cash and Cash Equivalents, Beginning of Year	1,084	1,232
Cash and Cash Equivalents, End of Period	$514	$790

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

	Second Quarter		Year-to-Date
	2024	2023	2024	2023
Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$152	$99	$239	$180
Gain on Sales of Easton Investments	(39)	—	(39)	—
Gain on Extinguishment of Debt	—	(9)	—	(16)
Tax Effect of Adjustments included in Other Income	14	2	14	4
Tax Benefit from Valuation Allowance Release	(44)	—	(44)	—
Adjusted Net Income	$83	$92	$170	$168

Reconciliation of Reported Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share
Reported Net Income Per Diluted Share	$0.68	$0.43	$1.06	$0.78
Gain on Sales of Easton Investments	(0.18)	—	(0.18)	—
Gain on Extinguishment of Debt	—	(0.04)	—	(0.07)
Tax Effect of Adjustments included in Other Income	0.06	0.01	0.06	0.02
Tax Benefit from Valuation Allowance Release	(0.20)	—	(0.19)	—
Adjusted Net Income Per Diluted Share	$0.37	$0.40	$0.76	$0.73

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
ADJUSTED FORECASTED FINANCIAL INFORMATION
(Unaudited)

	Full-Year
	2024
Reconciliation of Forecasted Net Income Per Diluted Share to Adjusted Forecasted Net Income Per Diluted Share
	Low	High
Forecasted Net Income Per Diluted Share	$3.37	$3.57
Gain on Sales of Easton Investments, Net of Tax	(0.11)	(0.11)
Tax Benefit from Valuation Allowance Release	(0.20)	(0.20)
Adjusted Forecasted Net Income Per Diluted Share	$3.06	$3.26

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

BATH & BODY WORKS, INC.
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2024
In the second quarter of 2024, adjusted results excludes the following:
•A $39 million aggregate pre-tax gain ($25 million net of tax of $14 million), included in other income, related to the sales of certain Easton investments.
•A $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.
There were no adjustments to results in the first quarter of 2024.
Adjusted forecasted full-year 2024 Net Income per Diluted Share excludes the adjustments referenced above.
Fiscal 2023
In the second quarter of 2023, adjusted results exclude a:
•$9 million pre-tax gain ($7 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
In the first quarter of 2023, adjusted results exclude a:
•$7 million pre-tax gain ($5 million net of tax of $2 million), included in other income, associated with the early extinguishment of outstanding notes.
The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

BATH & BODY WORKS, INC.
Second Quarter 2024

Total Sales (In millions):

	Second Quarter			Year-to-Date
	2024	2023	% Change	2024	2023	% Change
Stores - U.S. and Canada (a)	$1,140	$1,144	(0.3%)	$2,205	$2,177	1.3%
Direct - U.S. and Canada	297	329	(9.7%)	558	609	(8.4%)
International (b)	89	86	2.2%	147	169	(13.1%)
Total Bath & Body Works	$1,526	$1,559	(2.1%)	$2,910	$2,955	(1.5%)
(a)        Results include fulfilled buy online-pick up in store orders.
(b)    Results include royalties associated with franchised stores and wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	8/3/2024
United States	1,739	40	(18)	1,761
Canada	111	—	—	111
Total Bath & Body Works	1,850	40	(18)	1,872

Total Partner-operated Stores:

	Stores			Stores
	2/3/2024	Opened	Closed	8/3/2024
International	454	25	(13)	466
International - Travel Retail	31	—	—	31
Total International	485	25	(13)	497